IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA
                                          GENERAL JURISDICTION DIVISION

                                          CASE NO.          00-32262 CA 03
In Re:

MORTGAGE.COM, INC.,

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


            ORDER GRANTING EMERGENCY EX PARTE MOTION BY ASSIGNEE FOR
         AUTHORIZATION TO CONDUCT BUSINESS OF THE ASSIGNOR FOR A LIMITED
             PERIOD, PURSUANT TO FLORIDA STATUTES SECTION 727.108(4)
             -------------------------------------------------------

         THIS CAUSE came before this court on the Emergency Ex Parte Motion by Assignee for Authorization to Conduct Business of the Assignor for a Limited Period, Pursuant to Florida Statutes Section 727.108(4) (the "Motion"), the Court having reviewed the file and the Motion, and being otherwise fully advised, it is

         ORDERED AND ADJUDGED:

         1.   The Motion is GRANTED, and

         2. Lewis B. Freeman, the Assignee, is authorized to conduct the business of Mortgage.com, Inc., the Assignor, for a period of time not to exceed sixty (60) days from the date of this Order, and

         3. The Assignee is authorized to retain the services of the Key Employees, through December 31, 2000, and the Additional Key Employees for a period of time not to exceed ten days from the date of this Order pursuant to the Motion and the attached Payroll Schedule.

         DONE AND ORDERED at Miami-Dade County, Florida on  December  ______,
2000.


                                           /s/ Judge Stuart M. Simons
                                         ---------------------------------------
                                                 CIRCUIT COURT JUDGE

Copies furnished to:
Ilan Markus, Esquire
Mr. Markus is directed to mail a conformed copy of this order immediately upon receipt to all interested parties.